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Exhibit 3.29

CERTIFICATE OF FORMATION

of

PORTLYN ACQUISITION LLC

        The undersigned, a natural person, for the purposes of forming a limited liability company under the provisions of the Delaware Limited Liability Company Act, hereby certifies that:

ARTICLE 1

        The name of the limited liability company is Portlyn Acquisition LLC.

ARTICLE 2

        The address of the registered office of the limited liability company required by section 138-104(1) of the Delaware Limited Liability Company Act is: c/o Bridge Service Corp., 30 Old Rudnick Lane, Dover, Kent County, Delaware 19901.

ARTICLE 3

        The name and the address of the registered agent of the limited liability company required by section 18-104(2) of the Delaware Limited Liability Company Act are: Bridge Service Corp., 30 Old Rudnick Lane, Dover, Kent County, Delaware 19901.

Dated: January 26, 1999
/s/ THOMAS G. HUSZAR Thomas G. Huszar

AMENDMENT TO CERTIFICATE OF FORMATION

of

PORTLYN ACQUISITION LLC

        It is hereby certified that:

          1.     The name of the limited liability company (the "Company") is Portlyn Acquisition LLC.

          2.     The certificate of formation of the Company (the "Certificate of Formation") was filed with the Secretary of State of Delaware on January 26, 1999.

          3.     The Certificate of Formation is hereby amended by deleting Article 1 thereof in its entirety and by substituting in lieu thereof the following new Article 1.

"ARTICLE 1

            The name of the limited liability company is Portlyn, LLC."

          4.     The amendment of the Certificate of Formation herein certified has been duly adopted in accordance with the provisions of section 18-202 of the Limited Liability Company Act of the State of Delaware.

Dated: March 23, 1999
MEDSOURCE TECHNOLOGIES, LLC
	By:	MedSource Technologies, Inc. its sole member
		By:	/s/ EDWARD R. MANDELL Edward R. Mandell, Assistant Secretary

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CERTIFICATE OF FORMATION of PORTLYN ACQUISITION LLC
AMENDMENT TO CERTIFICATE OF FORMATION of PORTLYN ACQUISITION LLC